Exhibit 1.01

Avaya Inc. Conflict Minerals Report
Reporting Period: January 1, 2013 - December 31, 2013
Avaya Company Overview
Avaya Inc. (“Avaya”, the “Company,” “we,” “us” or “our”) is a leading global provider of real-time business collaboration and communications products and services that bring people together with the right information at the right time in the right context, enabling businesses to improve their efficiency and quickly solve critical business challenges. Our products and services are designed to enable business users to work together more effectively internally and with their customers and suppliers, to accelerate decision-making and achieve enhanced business outcomes. These industry leading products and services are also designed to be flexible, reliable and secure, enabling simplified management and cost reduction while providing a platform for next-generation collaboration from Avaya.
We are highly focused on serving our core business collaboration and communications markets with open fit-for-purpose products and distributed software services and support models. We shape our portfolio to meet the demands of customers today and in the future. Our products are aimed at large enterprises, mid-market businesses and government organizations. We offer our products in four key business collaboration and communications categories:

•
Clients and Devices - which includes Unified Communications Desktop, Unified Communications for Mobile, Contact Center Agent Experience, Contact Center Supervisor Experience, Desk Phones, Wireless Phones, Conference Phones, and Video Endpoints;

•	Unified Communications and Contact Center Applications - which includes Conferencing, Messaging, Mobility, Contact Center Interaction, Contact Center Experience, and Contact Center Performance;

•
Collaboration Platforms - which includes Core Platform, Service Creation, Enterprise and Government Systems, Small/Mid-Market Systems, Management, Security, Video Infrastructure, and Gateways and Servers; and

•	Networking - which includes Unified Access, Edge, Wireless LAN, and Core & Center Switching.
These four categories are supported by Avaya’s portfolio of services including product support, integration, professional services and Cloud and managed services. These services enable customers to optimize and manage their communications networks worldwide and achieve enhanced business results.
Avaya’s Conflict Minerals Disclosures for the Period of January 1, 2013 to December 31, 2013
On June 2, 2014, the Company filed Form SD with the US Securities and Exchange Commission (the “SEC”) pursuant to Rule 13p-1of the Securities Exchange Act of 1934, as amended, and the instructions to Form SD (together, the “Regulations”). Pursuant to the Regulations, the Company conducted a reasonable country of origin inquiry (“RCOI”) with respect to “conflict minerals” (as defined in the Regulations) that are used in the Company’s products where the Company believes they are necessary to the functionality or production of such products; provided, however, the RCOI was limited to those products (i) manufactured by the Company or contracted by the Company to be manufactured and (ii) required to be reported herein (collectively, the “Products”).
Background on Avaya’s Conflict Minerals Program
The Avaya Conflict Minerals Program (the “Program”) includes Avaya’s Conflict Minerals Policy (located at
http://www.avaya.com/usa/about-avaya/our-company/corporate-responsibility/marketplace) and related Standard Operating Procedures (“SOP”) that together define Avaya’s process for maintaining the Program according to the following eight (8) steps:

1.	Determination of Product Applicability

2.	The RCOI

3.	Evaluation of Supplier Responses

4.	Avaya’s Due Diligence Program

5.	Internal Reporting of Results and Supplier Risk Mitigation

6.	Third-party Audit of Avaya’s Due Diligence Process

7.	Annual disclosure on the SEC Form SD, and if necessary the Conflict Minerals Report (CMR)

8.	Annual Review of the Conflict Minerals Policy, Standard Operating Procedures, and the Supplier Risk Assessment.
Calendar Year 2013 Results
Following the Company’s identification of Products covered by the Regulations, the Company conducted its RCOI. The scope of the RCOI included Avaya Electronic Manufacturing Services (“EMS”) providers, original design Manufacturers (“ODMs”), and Avaya-controlled suppliers (collectively, with the EMS providers and the ODMs, the “Suppliers”) of parts and components used in Avaya-designed hardware Products that were sold to customers during calendar year 2013. Finished products obtained from original equipment manufacturers (“OEMs”) in which case the designs were not influenced by Avaya, (i.e. products which are purchased and included in Avaya solutions without modification or additional assembly), were excluded from the scope of the RCOI.
The RCOI was conducted via a survey distributed to the Suppliers that was based on the industry standard Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (also referred to as the “EICC-GeSI survey template”). Survey responses that were received were analyzed for, among other things, completeness of information provided, information regarding smelters or refiners and certification status. The CFSI Conflict Free Smelter Program (“CFSP”) smelter lists were used to validate responses received.
Due Diligence Design
The RCOI and related due diligence were performed using the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, (2nd Edition, copyright 2013). The Avaya process consisted of the following due diligence elements:

1.
A conflict minerals management program that utilizes the industry standard CFSI template and smelter or refiner lists from the CFSI, the London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC) as key tools to determine the origin of the minerals used in our products.

2.	Assessment of supplier survey template responses against defined tools and criteria to identify Avaya’s supply chain risks.

3.
A defined strategy for responding to risks identified in the supply chain, including an ultimate exit strategy of a supplier relationship if corrective action is not executed after a reasonable period of time.

4.
To the extent required by the Regulations, provisions to have an independent private sector audit conducted of our process if the RCOI and due diligence identify minerals sourced from the designated conflict regions which would make our product conclusively conflict-free or non-conflict-free.

5.	Annual reporting of due diligence activities in accordance with applicable SEC rules.

Avaya Products Containing 3TG Minerals
The Avaya telecommunications Products consist of gateways, routers, servers, network infrastructure equipment, and endpoints, all of which were identified as containing the “3TG” minerals not from recycled or scrap sources and are therefore in scope for the purposes of this Rule.
Facilities used to Process Conflict Minerals and the Country of Origin of those used in the Products
As part of the survey process, Avaya’s suppliers provided us a list of the smelters or refiners (SORs) that they used to obtain 3TG minerals. The responses received from Avaya’s suppliers during the RCOI were provided at the supplier company level, instead of being specific to the product the supplier sells to Avaya. As such, Avaya cannot confirm that the SORs identified actually provide conflict minerals for a specific product. In addition, some SORs identified by the suppliers were not listed on any certified smelter or refiners lists by the CFSI, the LBMA, or the RJC and could not be confirmed as actual SORs through web research.
The following chart summarizes Avaya’s RCOI results as it relates to the processing of the 3TG minerals used in the manufacture of the Products, to the extent determinable as a result of the RCOI.

Smelters or Refiners Identified by Avaya Suppliers	Gold	Tantalum	Tin	Tungsten
Count of Smelters that are CFSI Conflict Free Smelters	38	22	10	8
Count of Smelters NOT on the CFSI Conflict Free Lists	58	5	61	20
Avaya’s suppliers identified many SORs as processing 3TG minerals used in the parts and/or components contained in Avaya Products. However, only 96 of the hundreds of SORs identified by the suppliers could be confirmed as SORs based on their presence on the CFSI Conflict Free Smelter (CFS) list or the CFSP list. Those 96 SORs and their country of origin are provided in the list included as Appendix A of this Report.
Effort to Determine the Mine or Location of Origin
Avaya used the EICC-GeSI survey template (and its associated list of smelters, including those in the CFSP) as the platform for its Suppliers to communicate information regarding the presence of 3TG and country of origin data for Products supplied to Avaya. Survey responses were reviewed for completeness of information and evaluated based upon level of risk posed to Avaya and its Program (e.g., was the declared smelter on the CFSI list, does the Supplier have key management systems in place, etc.). The review helped to identify those Suppliers for which additional due diligence was required, and additional information was sought from those Suppliers as appropriate.
Actions Taken / to be Taken by the Next Conflict Minerals Reporting Period to Mitigate the Risk of Conflict Minerals Sourcing Benefiting Armed Groups
The Program specifies that the Company may choose to implement one or more of the following actions with respect to suppliers in its supply chain to help mitigate the risks associated with the potential sourcing of conflict minerals:

•	Require completion of the CFSI survey in applicable Requests For Quote (RFQ);

•	Require completion of the CFSI survey from applicable new suppliers upon award of contract (if not completed as part of an RFQ); and

•
Develop corrective action plans for non-responsive suppliers or suppliers that provide responses to CFSI surveys that are incomplete or otherwise insufficient to enable the Company to determine the sources of the minerals used in its Products.

With respect to the specific findings of the RCOI conducted for the calendar year 2013, the Company’s RCOI and due diligence activities identified suppliers who could potentially pose a risk to the Company’s Program. Based on its findings, the Company notified those Suppliers in writing of the steps necessary to correct potential areas of non-compliance with the Company’s policies and the Program.

APPENDIX A

List of Reported Smelters/Refiners Facilities Processing Minerals Used in Avaya Products and Confirmed on the Conflict Free Smelter (CFS) and Conflict Free Smelter Program (CFSP) Lists

Metal (*)	Smelter Reference List (*)	Standard Smelter Names (*)	Smelter Facility Location: Country (*)	Smelter ID	In EICC CFS/CFSP List
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	1JPN039	CFS
Gold	Ohio Precious Metals LLC.	Ohio Precious Metals LLC.	UNITED STATES	1USA043	CFS
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	1CAN050	CFS
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	1USA037	CFS
Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES	1USA025	CFS
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	1USA076	CFS
Gold	Umicore Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062	CFS
Gold	Asahi Pretec Corp	Asahi Pretec Corporation	JAPAN	1JPN005	CFS
Gold	Sumitomo Metal Mining Co. Ltd.	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057	CFS
Gold	JX Nippon Mining & Metals Co., Ltd	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028	CFS
Gold	Dowa Metals & Mining Co. Ltd	Dowa	JAPAN	1JPN015	CFS
Gold	Argor Heraeus	Argor-Heraeus SA	SWITZERLAND	1CHE004	CFS
Gold	Heraeus Ltd Hong Kong	Heraeus Ltd Hong Kong	HONG KONG	1HKG019	CFS
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021	CFS
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058	CFS
Gold	Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034	CFS
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040	CFS
Gold	Xstrata Canada Corporation	Xstrata Canada Corporation	CANADA	1CAN064	CFS
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001	CFS
Gold	Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	JAPAN	1JPN074	CFS
Gold	Valcambi SA	Valcambi SA	SWITZERLAND	1CHE063	CFS
Gold	Materion	Materion	UNITED STATES	1USA033	CFS
Gold	AngloGold Ashanti	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003	CFS
Gold	Chimet	Chimet SpA	ITALY	1ITA013	CFS
Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	1JPN071	CFS
Gold	Rand Refinery	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049	CFS
Gold	W.C. Heraeus GmbH	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018	CFS
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046	CFS
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056	CFS
Gold	Johnson Matthey Limited	Johnson Matthey Limited	CANADA	1CAN024	CFS
Gold	LS-Nikko Copper Inc	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	1KOR032	CFS
Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036	CFS
Gold	Metalor Switzerland	Metalor Technologies SA	SWITZERLAND	1CHE035	CFS
Gold	Tokuriki Tokyo Melters Assayers	Tokuriki Honten Co. Ltd	JAPAN	1JPN060	CFS
Gold	SEMPSA Joyeria Plateria SA	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052	CFS
Gold	Smelter Not Listed	Kennecott Utah Copper	UNITED STATES	1USA088	CFS

Gold	PAMP SA	PAMP SA	SWITZERLAND	1CHE045	CFS
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	1TUR069	CFS
Tantalum	F&X Electro-Materials Limited	F&X	CHINA	3CHN003	CFS
Tantalum	Smelter Not Listed	Mettalurgical Products India Pvt. Ltd. (MPIL)	INDIA	3IND027	CFS
Tantalum	QuantumClean	QuantumClean	UNITED STATES	3USA022	CFS
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019	CFS
Tantalum	Tantalite Resources	Tantalite Resources	SOUTH AFRICA	3ZAF024	CFS
Tantalum	LMS Brasil S.A.	LMS Brasil S.A.	BRAZIL	3BRA021	CFS
Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	3JPN023	CFS
Tantalum	HC Starck	H.C. Starck GmbH	GERMANY	3DEU006	CFS
Tantalum	RFH	RFH	CHINA	3CHN017	CFS
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	3USA002	CFS
Tantalum	Cabot	Global Advanced Metals	UNITED STATES	3USA005	CFS
Tantalum	Ningxia	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009	CFS
Tantalum	Ulba	Ulba	KAZAKHSTAN	3KAZ014	CFS
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	3JPN008	CFS
Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA	3CHN015	CFS
Tantalum	Telex	Telex	UNITED STATES	3USA018	CFS
Tantalum	Hi-Temp	Hi-Temp	UNITED STATES	3USA016	CFS
Tantalum	Jiujiang Tanbre	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007	CFS
Tantalum	Plansee	Plansee	AUSTRIA	3AUT011	CFS
Tantalum	Solikamsk Metal Works	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012	CFS
Tantalum	Niotan	Kemet Blue Powder	UNITED STATES	3USA010	CFS
Tantalum	Duoluoshan	Duoluoshan	CHINA	3CHN001	CFS
Tin	Cookson	Cookson	UNITED STATES	2USA001	CFS
Tin	Thaisarco	Thaisarco	THAILAND	2THA046	CFS
Tin	Minsur S.A. Tin Metal	Minsur	PERU	2PER019	CFS
Tin	Malaysia Smelting Corporation Berhad	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016	CFS
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	2JPN020	CFS
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	2IDN032	CFS
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA	2CHN048	CFS
Tin	Gejiu Non-ferrous	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012	CFS
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	2BRA018	CFS
Tin	OMSA	OMSA	BOLIVIA	2BOL022	CFS
Tungsten	Xiamen Tungsten Co Ltd	Xiamen Tungsten Co Ltd	CHINA	4CHN014	CFS
Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013	CFS
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022	CFS
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019	CFS
Tungsten	Kennametal Inc.	Kennametal Inc.	UNITED STATES	4USA026	CFS
Tungsten	Global Tungsten & Powders Corp	Global Tungsten & Powders Corp	UNITED STATES	4USA007	CFS
Tungsten	HC Starck GmbH	HC Starck GmbH	GERMANY	4DEU008	CFS
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012	CFS
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	1DEU017	CFSP
Gold	Boliden Mineral AB	Boliden AB	SWEDEN	1SWE009	CFSP
Gold	Cendres & Métaux SA	Cendres & Métaux SA	SWITZERLAND	1CHE011	CFSP

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020	CFSP
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	2IDN058	CFSP
Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA	2IDN049	CFSP
Tin	PT Timah	PT Timah	INDONESIA	2IDN042	CFSP
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	2IDN040	CFSP
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033	CFSP
Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	2IDN028	CFSP
Tin	CV United Smelting	CV United Smelting	INDONESIA	2IDN009	CFSP
Tin	Yunnan Chengfeng	Yunnan Chengfeng	CHINA	2CHN047	CFSP
Tin	Smelter Not Listed	Soft Metais Ltda.	BRAZIL	2BRA066	CFSP
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010	CFSP
Tungsten	Smelter Not Listed	Xiamen Tungsten (H.C) Co., Ltd.	CHINA	4CHN028	CFSP
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	4CHN002	CFSP
Tungsten	Ganzhou Sinda W&Mo Co. Ltd.	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016	CFSP